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                                                            Exhibit 10.14

                                January 21, 1999

OrthoLogic Corporation
1275 West Washington Street
Tempe, AZ 85281

Ladies and Gentlemen:

         By this Letter of Amendment (the "LOA") it is understood that OrthoLogic Corp., ("OrthoLogic") and Chrysalis BioTechnology, Inc. ("Chrysalis") agree to modify their original Definitive Agreement regarding the TP508 (or Chrysalin) technology ("Technology") for orthopedic applications signed by the two parties as of December 31, 1997 and amended on September 23, 1998 (the "Agreement"). The parties agree to amend the Agreement as follows:

         1. Extension of Worldwide Fracture Application License Option. Chrysalis and OrthoLogic agree to extend the exercise date for the option for worldwide (excluding the United States) rights for fracture applications described in Section IV(b) of the Definitive Agreement until on or before June 30, 1999.

         2. Linking of International Rights. The worldwide (excluding the United States) option for fracture applications as described in Section IV(b) of the Definitive Agreement and the worldwide (excluding the United States) option for other Orthopedic Applications as defined in Section IV(d) of the Definitive Agreement, can no longer be exercised independently. Therefore, if OrthoLogic determines to proceed, it shall pay $1.25 million on or before June 30, 1999 for the rights to all Orthopedic Applications worldwide (excluding the United States).

         3. Other Payments. All other payments due to Chrysalis will be made by OrthoLogic by the dates specified in the Definitive Agreement. The timing and amounts of all other milestone payments shall remain unchanged.

         4. Limited Modification. Except as modified herein, all terms and conditions of the original Definitive Agreement shall remain in full force and effect.

         5. Counterparts. This LOA may be executed by facsimile or manual signatures. It may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one agreement.

                                            Chrysalis BioTechnology, Inc.

                                            By:  /s/ Darrell H. Carney
                                                 -------------------------------
                                                 Darrell H. Carney, Ph.D.
                                                 Title:  President

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OrthoLogic Corporation
January 21, 1999
Page 2

                                   ACCEPTANCE

         The foregoing LOA correctly sets forth our agreement concerning the Amendments to the Definitive Agreement.

Dated:  January 27, 1999

                                      OrthoLogic Corporation

                                      By: /s/ Thomas R. Trotter
                                          -------------------------------------
                                          Thomas R. Trotter
                                          Title:  President/CEO